Exhibit 10.9

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) is made as of January ___, 2023 (the “Effective Date”), by and among T1V, Inc., a Delaware corporation (the “Company”), Decathlon Alpha II, L.P., a Delaware limited partnership (“Decathlon”), and Decathlon Alpha III, L.P., a Delaware limited partnership (“Decathlon II” and together with Decathlon, the “Lender”).

WHEREAS, the Company and the Lender are party to that certain Revenue Loan and Security Agreement, dated July 1, 2015 (as amended, the “Loan Agreement);

WHEREAS, capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the Loan Agreement;

WHEREAS, the Company is contemplating an initial underwritten public offering (the “IPO”) of up to $16.5 million in units consisting of (i) one share of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), and (ii) a five-year warrant exercisable for one share of Class A Common Stock;

WHEREAS, the Lender and the Company desire to convert $1,700,000.00 of the Obligations under the Loan Agreement (the “Convertible Loan Balance”) into Class A Common Stock, at a conversion price equal to the public offering price for the Class A Common Stock in the IPO (such conversion, the “Conversion”); and

WHEREAS, the Company will pay the remaining balance of the Obligations under the Loan Agreement from the proceeds of the IPO as of the date of the closing of the IPO.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions herein contained, the parties hereto hereby agree as follows:

1. Conversion of Loan Balance. Effective as of immediately prior to the closing of the IPO (the “Effective Time”), the Lender hereby agrees that the Convertible Loan Balance shall be converted, without any further action of the parties, into a number of shares of Class A Common Stock equal to: (a) the Convertible Loan Balance, divided by (b) the public offering price for the Class A Common Stock in the IPO (the “Conversion Shares”).

2. Cancellation of Debt. The Company and the Lender agree that, in connection with the conversion of the Convertible Loan Balance as set forth in Section 1 above, as of the Effective Time, the Convertible Loan Balance shall be applied as a payment against the Obligations under the Loan Agreement to reduce such Obligations by an amount equal the Convertible Loan Balance (to be applied first to accrued interest and then to principal). For the avoidance of doubt, if the closing of the IPO does not occur, the Convertible Loan Balance shall not be cancelled and the Loan Agreement shall remain in full force and effect.

3. Conversion Fee. In consideration of the Conversion, if the average VWAP for the Class A Common Stock for the six month period ended on the six month anniversary of the Effective Time is less than the public offering price for the Class A Common in the IPO, within five (5) days following the six month anniversary of the Effective Time, the Company shall pay to the Lender an additional amount equal to $150,000.00 (the “Conversion Fee”). For the avoidance of doubt, if the closing of the IPO does not occur, the Conversion Fee shall not be payable by the Company to the Lender. For the purposes of this Section 3, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a “national securities exchange,” the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the trading market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Class A Common Stock is then quoted on the OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported.

4. Warrant. In consideration of the Conversion, within five (5) days following the Effective Time, the Company shall issue to the Lender a warrant, substantially in the form attached hereto as Exhibit A (the “Warrant”), to purchase a number of shares of Class A Common Stock equal to 10% of the Conversion Shares. For the avoidance of doubt, if the Closing of the IPO does not occur, the Warrants will not be issuable by the Company to the Lender.

5. Representations and Warranties of the Lender. The Lender represents and warrants to the Company as of the Effective Date and as of the Effective Time that: (a) this Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms; (b) the Conversion Shares and the Warrant (collectively, the “Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same; (c) the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities; (d) the Lender is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities; (e) the Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”); and (f) the Lender understands that the Securities are characterized as a “restricted security” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.

6. Representations and Warranties of the Company. The Company represents and warrants to the Lender as of Effective Date and as of the Effective Time that: (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) all corporate action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken; and (c) this Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

7. Miscellaneous. This Agreement, together with the other documents referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Lender. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to the conflicts of law provisions thereof). This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. At any time and from time to time after the date hereof, each of the undersigned shall execute and deliver such other instruments and take such action as the Company may reasonably determine is necessary to carry out the purpose and intent of this Agreement.

[Signature Page Follows]

In witness whereof, the Company and the Lender have entered into this Debt Conversion Agreement on the Effective Date.

COMPANY:

T1V, Inc.

By:
Name:	Michael Feldman
Title:	CEO

IN WITNESS WHEREOF, the Company and the Lender have entered into this Debt Conversion Agreement on the Effective Date.

LENDER:

DECATHLON ALPHA II, L.P.

By:	Decathlon Alpha GP, LLC
Its:	General Partner

By:
John Borchers, Managing Director

DECATHLON ALPHA III, L.P.

By:	Decathlon Alpha GP III, LLC
Its:	General Partner

By:
John Borchers, Managing Director

Exhibit A

Form of Warrant

A-1